UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 26, 2007
GOODRICH CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-892	34-0252680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations And Financial Condition.
Item 9.01. Financial Statements and Exhibits.
Signatures

Section 2 — Financial Information
Item 2.02. Results of Operations And Financial Condition.
     On April 26, 2007, Goodrich Corporation (“Goodrich”) issued a press release announcing its financial results for the first quarter 2007 and updating its outlook for full year 2007. A copy of the press release is furnished as Exhibit 99.1 hereto.
     Goodrich will host a conference call for investors and security analysts to discuss the financial results and outlook at 10:00 a.m. Eastern Time on April 26, 2007. By press releases dated April 11, 2007 and April 25, 2007, the public was invited to listen to the conference call by telephone or by live webcast accessed through the Investor Relations area of Goodrich’s website at www.goodrich.com. Additional written information regarding the financial results and outlook will be posted as a webcast presentation on the Investor Relations area of Goodrich’s website prior to the conference call. A copy of such presentation is furnished as Exhibit 99.2.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 Goodrich Corporation Press Release dated April 26, 2007 titled “Goodrich Announces First Quarter 2007 Financial Results and Increases Outlook for 2007 Sales and Net Income per Diluted Share.”
Exhibit 99.2 Goodrich written presentation dated April 26, 2007 titled “Goodrich Corporation First Quarter 2007 Results.”

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Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: April 26, 2007	By:	/s/ Scott E. Kuechle

Scott E. Kuechle Senior Vice President and Chief Financial Officer

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Exhibit Index
Exhibit 99.1 Goodrich Corporation Press Release dated April 26, 2007 titled “Goodrich Announces First Quarter 2007 Financial Results and Increases Outlook for 2007 Sales and Net Income per Diluted Share.”
Exhibit 99.2 Goodrich written presentation dated April 26, 2007 titled “Goodrich Corporation First Quarter 2007 Results.”

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